UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2011

ALVERON ENERGY CORP.

 (Exact name of registrant as specified in its charter)

Delaware	000-50493	98-0412431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 Don Mills Road, Suite 1405 Toronto, Ontario	M3C 1S9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 647-435-9852

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 13, 2011, Mr. Surendram Shanmugam resigned from the board of directors of the Alveron Energy Corp.  (the “Company”).  Mr. Shanmugam’s resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective May 13, 2011, Mr. Sang-Ho Kim resigned as President, Chief Executive Officer, Chief Financial Officer of the Company. Mr. Kim will continue to serve the Company as a member on the Board of Directors.

Effective on that same date, Mr. Changbao Lu became the President, Chief Executive Officer and a director of the Company and Mr. William Tien became the Chief Financial Officer of the Company.

Mr. Mr. Changbao Lu (age 41) has been involved in resource and timber industry in the Peoples Republic of China for more than 10 years. He specialized in the resources project development including coal mining and timber logging in Heilongjiang, PRC. Since 2006, he has acted as President and Chief Executive Officer of Pu Neng Coking Coal Limited, Heilongjiang, PRC. Mr. Lu also owns a timber logging and resource commodity trading business in Shanghai since 2002 and have been very active in commodity trading and supply management. He has worked closely with various PRC government organizations and is a well known coal supply logistic consultant in the PRC

Mr. Tien (age 50) is an entrepreneur and business consultant serving in officer capacities for various private and public (Australian) entities. Since August 2004, he has been a director of C8R Asia Limited, a Hong Kong based investment firm, which specializing in advising new technology driven businesses on formation, business structures, and business operations. Mr. Tien also is the Chairman and president of Alpha Lujo, Inc., a reporting company under the federal securities laws.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control), including, without limitation, the Company’s ability to increase prices and revenue and continue to obtain contract renewals and extensions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 18, 2011	ALVERON ENERGY CORP.

	By:	/s/ William Tien
Name: William Tien
Title: Chief Financial Officer

2